## Ordinary Shareholders' Meeting of Gentium S.p.A.

**Date:** April 29, 2013 (first call) / May 10, 2013 (second call)
See Voting Instruction On Reverse Side.

**Please make your marks like this: ☒ Use pen only**

**The Board of Directors recommends that you vote in favour of each of these matters.**

| | For | Against | Abstain |
|---|---|---|---|
| 1. Approve the 2012 Italian GAAP financial statements of the Company and related documents and allocation of the annual net income | ☐ | ☐ | ☐ |
| 2. Set the number of members of the Board of Directors of the Company and elect members of the Board of Directors of the Company for the fiscal year 2013. | | | |
| a. Gigliola Bertoglio | ☐ | ☐ | ☐ |
| b. Marco Brughera | ☐ | ☐ | ☐ |
| c. Laura Ferro | ☐ | ☐ | ☐ |
| d. Khalid Islam | ☐ | ☐ | ☐ |
| e. Bobby Sandage | ☐ | ☐ | ☐ |
| f. Elmar Schnee | ☐ | ☐ | ☐ |
| g. Joyce Victoria Bigio | ☐ | ☐ | ☐ |
| 3. Approve director compensation for the fiscal year 2013. | ☐ | ☐ | ☐ |
| 4. Approve the engagement of Reconta Ernst & Young S.p.A. as the Company's independent auditor for year 2013 with respect to the Company's U.S. GAAP financial statements and its compensation and as the Company's independent auditor, for the three year period 2013/2015 with respect to the Company's Italian GAAP Financial Statements and its compensation. | ☐ | ☐ | ☐ |

**Authorized Signatures - This section must be completed for your instructions to be executed.**

_______________________ Please Sign Here    _______________ Please Date Above

_______________________ Please Sign Here    _______________ Please Date Above

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

## Ordinary Shareholders' Meeting of Gentium S.p.A. to be held April 29, 2013 (first call)/May 10, 2013 (second call) For Holders as of February 28, 2013

### INTERNET

Go To
**www.proxypush.com/gent**
- Cast your vote online.
- View Meeting Documents.

**OR**

### TELEPHONE

**1-866-390-6295**
- Use any touch-tone telephone.
- **Have your Voting Instruction Form ready.**
- Follow the simple recorded instructions.

**OR**

### MAIL

- Mark, sign and date your Voting Instruction Form.
- Detach your Voting Instruction Form.
- Return your Voting Instruction Form in the postage-paid envelope provided.

**All votes must be received by 5:00 pm, Eastern Time April 19, 2013 1st call and April 30, 2013 2nd call.**

**PROXY TABULATOR FOR**

GENTIUM S.p.A.
P.O. BOX 8016
CARY, NC 27512-9903

75888 Gentium S.p.A. Proof 2

**EVENT #**

**CLIENT #**

# Gentium S.p.A.

**Instructions to The Bank of New York Mellon, as Depositary**
**(Must be received prior to 5:00 PM on April 19, 2013 1st call and April 30, 2013 2nd call)**

The undersigned registered holder of American Depositary Shares hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Ordinary Shares or other deposited securities represented by such American Depositary Shares registered in the name of the undersigned on the books of the Depositary as of the close of business on February 28, 2013 at the Ordinary Shareholders' Meeting of Gentium S.p.A. to be held on April 29, 2013, if such meetings are held on the first call, or May 10, 2013, if such meetings are held on the second call, in respect of the resolutions specified on the reverse.

PROXY TABULATOR FOR
GENTIUM S.p.A.
P.O. Box 8016
CARY, NC 27512-9903